Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Sino-Bon Entertainment, Inc. (the "Company") for the quarter ended June 30, 2010:

I, Xiaowei (Simon) Song, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending June 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2010	By:	/s/ Xiaowei (Simon) Song
Xiaowei (Simon) Song Chief Executive Officer (Principal Executive Officer)